Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
United Community Banks, Inc.

We have issued our report dated February 25, 2010, included in the Annual Report of United Community Banks, Inc. and subsidiaries on Form 10-K, for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in this Registration Statement of United Community Banks, Inc. on Form S-3.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
March 31, 2010